April 8, 1992

Robert W. Goldsmith, Esq.
Senior Vice President and General Counsel
Carolco Pictures Inc
880 Sunset Boulevard
Los Angeles, California  90069

Re:  Behrens, et al. v. LIVE Entertainment Inc., Carolco Pictures
        Inc., et al.;
     Rosen v. LIVE Entertainment Inc., Carolco Pictures Inc., et
        al.; and
     Glancy v. LIVE Entertainment Inc., Carolco Pictures Inc., et
        al. (all USDC; CD Cal.)
     Lisse v. Carolco Pictures Inc., LIVE Entertainment Inc., et al. (USDC, Del.)

Dear Mr. Goldsmith:

As you know, LIVE Entertainment Inc. ("LIVE") and Carolco Pictures Inc. ("Carolco") are among the defendants in the above-referenced securities class actions now pending in the United States District Court, Central District of California, and in the United States District Court, District of Delaware. LIVE and Carolco jointly agreed to retain the firm of Sidley & Austin on behalf of all defendants. Although LIVE and Carolco remain jointly and severally liable for all of Sidley & Austin's fees and disbursements, LIVE and Carolco have agreed, inter se, to allocate those fees and disbursements not covered by insurance as follows:

     1. LIVE will be responsible for paying sixty-five per cent (65%) of such fees and disbursements not covered by insurance and Carolco thirty-five per cent (35%). Sidley & Austin may bill each of us directly for such amounts but each of us remains jointly and severally liable for all unpaid amounts.

     2. Either party hereto can request at any time a change in the amount of allocation of such fees and disbursements if it believes that the allocation is disproportionate to its alleged culpability, and will so notify Sidley & Austin.

     3. In the event that the parties hereto cannot agree on an allocation amount, the matter will be resolved by binding, non-appealable arbitration in accordance with the rules and procedures of Judicial Arbitration and Mediation Services, Inc.

     4. The allocation specified herein shall not apply to any amounts paid or to be paid in settlement or satisfaction of any judgment. In the event that the parties hereto cannot agree to an allocation of such amounts, the matter will be resolved in accordance with paragraph 3 above.

     If the foregoing accurately reflects your understanding of our agreement, please sign the enclosed copy of this letter in the space provided below, indicating Carolco's assent to the terms specified herein.

Very truly yours,

LIVE ENTERTAINMENT INC.



By:  MICHAEL J. WHITE
     Michael J. White
     Senior Vice President and
     General Counsel


AGREED TO AND ACCEPTED this
        day of April, 1992


CAROLCO PICTURES INC.



By:  ROBERT W. GOLDSMITH
     Robert W. Goldsmith
     Senior Vice President and
     General Counsel